UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2007

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2007, Tix Corporation (the “Company”) entered into an asset purchase agreement with John’s Tickets, LLC, an Ohio limited liability company dba Any Event Tickets (“Any Event”), pursuant to which the Company agreed to purchase the domain name “http://anyevent.com,” the contents of the website http://anyevent.com, the inventory of sporting events, concerts and tours, and theatre tickets outstanding as of the date of the agreement (the “Inventory”), the phone number 1-800-ANYEVENT, and all existing contracts by and between Any Event and other existing box offices, theatres, and brokers, pursuant to which Any Event receives its Inventory (the “Asset Purchase Agreement”). In consideration for the assets purchased under the Asset Purchase Agreement, the Company has paid $300,000 in cash and 137,500 shares of restricted common stock to Any Event. Additionally, the Company will pay to Any Event for the actual costs of the Inventory after completion of conducting an audit of the Inventory, post-closing.

The Asset Purchase Agreement contains customary representations and warranties from us and the Sellers and covenants regarding Any Event’s title to the assets purchased under the Asset Purchase Agreement, and the intellectual property within such assets. The Sellers have agreed to indemnify us against damages due to breach of the Sellers’ representations and warranties.

The closing of the acquisition occurred simultaneously with the execution of the Asset Purchase Agreement.

In connection with the Asset Purchase Agreement, the Company has also entered into an employment agreement with John Pirample, sole member of Any Event, pursuant to which Mr. Pirample will provide his exclusive services to the Company as its Premium Ticket Manager. Mr. Pirample will receive a base salary of $80,000 and 10% of EBITDA relating to the sale of tickets that are sold above face value, provided that such incentive compensation does not exceed $200,000 on a cumulative basis. The Company also engaged Timothy Bordonaro in accordance with the Asset Purchase Agreement, as a consultant for a period of 90 days. Mr. Bordonaro has previously provided services to Any Event and has experience in the ticket brokerage business, having served as president for Ideal Ticket Agency, Inc., an Ohio corporation, from 1989 to 2003. Mr. Bordonaro will receive $150,000 and 25,000 shares of the Company’s restricted common stock for his consulting services to help the Company integrate and transition the business and assets purchased from Any Event.

Item 2.01	Completion of Acquisition or Disposition of Assets

The discussion in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On March 14, 2007, the Company issued an aggregate of 162,500 shares of its common stock, pursuant to the Asset Purchase Agreement. The issuance of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, as a transaction not involving any public offering. The shares were issued to accredited investors. No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales as required by Regulation D.

The discussion in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Any Event is a national event ticket brokerage firm located in Las Vegas, Nevada and Cleveland, Ohio. Any Event has been in the ticket brokering business since 1987. Any Event sells tickets for sporting events, concerts and tours, and theatre.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. To the extent required, the Company will file financial statements of Any Event by amendment.

(d)	Exhibits. The following exhibits are included as part of this report, and incorporated herein by reference in their entirety.

10.1	Asset Purchase Agreement with John’s Tickets LLC, dba Any Event Tickets, dated March 14, 2007

99.1	Press release issued March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2007	TIX CORPORATION

	By:	/s/ Mitchell J. Francis
Mitchell J. Francis
Chief Executive Officer